EXHIBIT 99.1

The expenses to be incurred by Zions Bancorporation (the “Company”) relating to the registration and offering of 1,877,971 depositary shares, each representing a  1/40th interest in the Company’s 9.50% Series C Non-Cumulative Perpetual Preferred Stock pursuant to a Registration Statement on Form S-3 (File No. 333-132868) and a related prospectus supplement filed with the Securities and Exchange Commission on July 7, 2008 are estimated to be as follows:

Estimated Fees
SEC registration fee	$1,845
Legal fees and expenses	$175,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$10,000
Printing fees	$20,000
Rating agency fees	$175,000
Miscellaneous	$20,000

Total expenses	$401,845